Exhibit 99.1
News Release
Tuesday, July 22, 2003

Investors:	Corporate Communications:
Derrick Nueman	Alexa Rudin
Ask Jeeves, Inc.	Ask Jeeves, Inc.
Ph: (510) 985-7485	Ph: (212) 807-9741 x129
dnueman@askjeeves.com	alexa@askjeeves.com

Ask Jeeves Reports Second Quarter 2003 Results

-Ask Jeeves Posts Second Quarter Revenues of $25.6 million, a 66% Year-Over-Year Increase-

-Second Quarter Pro Forma Income of $0.10 per share-

-Second Quarter GAAP Income from Continuing Operations of $0.09 per share-

-Raises 2003 Pro Forma Guidance from $0.26 to $0.33 per share-

Emeryville, Calif. – July 22, 2003 – Ask Jeeves, Inc. (“the Company”) (Nasdaq: ASKJ) today reported results for the second quarter ended June 30, 2003. Revenues and other metrics in this release are based on Ask Jeeves’ continuing operations. Ask Jeeves announced the sale of its Jeeves Solutions division during Q2 and completed the sale on July 1, 2003.

Revenues for the second quarter ended June 30, 2003 were $25.6 million. The second quarter results represent 66 percent growth over revenues of $15.4 million for the comparable year-ago quarter.

Pro forma net income from continuing operations for the quarter was $5.2 million, or $0.10 per share, exceeding the Company’s second quarter guidance for a pro forma net income of $3.5 million, or $0.07 per share. For the comparable year-ago quarter, the pro forma net loss was $3.4 million, or $0.08 per share. The Company’s pro forma results for the quarter exclude amortization of other assets and certain other items detailed on the attached table. These pro forma results should be evaluated in light of the Company’s financial results prepared in accordance with generally accepted accounting principles (“GAAP”). Under GAAP, the income from continuing operations for the second quarter of 2003 was $4.9 million, or $0.09 per share. A table reconciling the pro forma net income (loss) to GAAP income (loss) from continuing operations is included in the condensed consolidated financial statements in this release. This compares to a loss from continuing operations on a GAAP basis of $4.9 million, or $0.12 per share, for the comparable year-ago quarter. Unrestricted cash, cash equivalents and marketable securities totaled $160.5 million on June 30, 2003.

“We executed very well this quarter – exceeding both top and bottom line expectations. Our performance was driven by growth in users and frequency of visits and by monetizing a higher percentage of our traffic,” said Skip Battle, CEO of Ask Jeeves, Inc. “While industry analysts estimated about a 10% year over year growth in queries for the search industry in Q2, our queries on Ask.com grew 37%. We believe this indicates a growing market share and validates the need for our differentiated approach to search.”

“We believe we’re still in the very early days of a multi-year secular shift in advertising to Internet search. We expect continued growth in advertisers entering this space, growth in the number of search queries that will be advertised against, and growth in unit pricing as well. As we continue to enhance the unique search experience we provide to our users and increase the effectiveness of our sites for advertisers, we are well positioned to reap the benefits of this shift,” continued Battle.

Business Outlook

The following business outlook contains forward-looking statements describing management’s current expectations for the future. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, some of which are listed in the cautionary note below. As a result of these uncertainties, the Company’s actual results in the future may differ materially from management’s expectations. The guidance provided in this press release is based on limited information available to the Company at this time, which is subject to change. In addition, the guidance provided on a pro forma basis is consistent with the pro forma results included in this release. Although management’s expectations may change after July 22, 2003, the Company undertakes no obligation to revise or update these statements.

Commenting on the Company’s business outlook, CFO Steve Sordello said, “Our key volume, pricing and productivity metrics have been strong. We’re generating cash and, with the financing completed this quarter, we’ve strengthened our balance sheet. These positive results will enable us to increase our investment in R&D and marketing while raising our earnings outlook for the year.”

Third Quarter Business Outlook

The Company expects third quarter 2003 revenue to be approximately $25.2 million. The Company expects to report pro forma net income for the third quarter of 2003 of approximately $3.5 million, or approximately $0.06 per share. The Company expects GAAP income from continuing operations in the third quarter of approximately $0.05 per share. The Company expects the approximately $0.01 per share difference between GAAP and pro forma net income to result from approximately $500,000 of amortization of other assets. The Company expects diluted weighted average shares outstanding for the third quarter to be approximately 58 million shares.

2003 Business Outlook

Ask Jeeves is raising its earnings guidance for 2003. The Company now anticipates pro forma net income of approximately $0.33 per share and GAAP income from continuing operations of approximately $0.40 per share and revenues of approximately $102 million for 2003. The Company expects the approximately $0.07 per share difference between GAAP and pro forma net income to result primarily from the one-time gain of $6.1 million from the acquisition of Ask Jeeves UK recognized in Q1. Ask Jeeves had previously expected pro forma net income of $0.26 per share and revenues of $94 million.

Conference Call Scheduled for July 22

Ask Jeeves will hold a conference call to discuss its second quarter results and its business outlook for the third quarter and 2003 at 6:00 p.m. EDT on July 22, 2003. Investors can listen to the conference call on the Internet at www.ask.com/investor. To listen to the live call, go to the Web site at least fifteen minutes prior to the start time to download and install the necessary audio software. For those unable to listen to the live broadcast, a replay will be available one hour after the conclusion of the call at www.ask.com/investor for a period of one year. The financial and statistical information that will be discussed during the conference call will be posted on our Web site at www.ask.com/investor and under the tab “Earnings” on that site.

Cautionary Note Regarding Forward-looking Statements

This press release contains forward-looking statements. All statements regarding the future are forward-looking statements, including those statements regarding continued growth of the search market, the Company’s potential for sustainable and profitable growth, expectations regarding increased traffic, unit pricing and monetization, and all expectations regarding profits, cash flow, pro forma net profits, revenue growth and pro forma earnings per share in the third quarter 2003 and/or for the year 2003. The matters discussed in those statements are subject to risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to: dependence on the Internet; dependence on a single third-party paid placement provider; risk associated with rapid technological change; slower spending environment for advertising sales; dependence on third parties for content, distribution or advertising delivery; lack of market acceptance of products; introduction of new products by competitors; declines in the average selling price of the Company’s products; and adverse economic conditions in any of the major countries or markets in which the Company does business. As a relatively short announcement, this press release cannot present a full discussion of such risks. Further information on risk factors that could affect the Company’s financial results is included in its most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. The Company encourages investors to read all of the disclosure in its SEC filings for a broader discussion of important factors that may be material to investors and may affect the Company’s business, financial condition and results of operations.

About Ask Jeeves, Inc.

Ask Jeeves, Inc. is a provider of Web-wide search technologies, providing consumers with authoritative and fast ways to find relevant information to their everyday searches. Ask Jeeves deploys its search technologies on Ask Jeeves (Ask.com and Ask.co.uk), Teoma.com, and Ask Jeeves for Kids (AJKids.com). In addition to its Web sites, Ask Jeeves syndicates its monetized search technology and advertising units to a network of affiliate partners. Ask Jeeves is based in Emeryville, California, with offices in New York, Boston, New Jersey, Los Angeles and London.

For more information, visit http://www.Ask.com or call +1-510-985-7400.

NOTE: Ask Jeeves, Ask.com and Teoma are registered trademarks and Ask Jeeves for Kids is a trademark of Ask Jeeves, Inc.

###

ASK JEEVES, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended				Six Months Ended
	(unaudited)				(unaudited)

	June 30, 2003		June 30, 2002		June 30, 2003		June 30, 2002

Revenues:
Web Properties	$25,568	100.0%	$15,381	100.0%	$48,282	100.0%	$28,993	100.0%
Cost of revenues:
Web Properties	4,964	19.4%	4,166	27.1%	9,958	20.6%	8,013	27.6%

Gross profit	20,604	80.6%	11,215	72.9%	38,324	79.4%	20,980	72.4%
Operating expenses:
Product development	3,253	12.7%	3,184	20.7%	6,797	14.1%	7,203	24.9%
Sales and marketing	7,137	27.9%	7,404	48.1%	14,027	29.1%	14,274	49.2%
General and administrative	4,922	19.3%	4,310	28.0%	8,549	17.7%	8,304	28.7%

Total pro forma operating expenses	15,312	59.9%	14,898	96.8%	29,373	60.9%	29,781	102.8%

Pro forma operating income (loss)	5,292	20.7%	(3,683)	-23.9%	8,951	18.5%	(8,801)	-30.4%
Interest and other income, net	193	0.8%	267	1.7%	381	0.8%	580	2.0%

Pro forma income (loss) before income tax provision	5,485	21.5%	(3,416)	-22.2%	9,332	19.3%	(8,221)	-28.4%
Income tax provision	335	1.3%	—	0.0%	670	1.4%	—	0.0%

Pro forma net income (loss)	$5,150	20.2%	$(3,416)	-22.2%	$8,662	17.9%	$(8,221)	-28.4%

Basic diluted pro forma net income (loss) per share	$0.12	n.m.	$(0.08)	n.m.	$0.20	n.m.	$(0.20)	n.m.

Weighted average shares outstanding used in computing basic pro forma net income (loss) per share	43,260,912	n.m.	40,943,979	n.m.	42,648,742	n.m.	40,234,643	n.m.

Diluted pro forma net income (loss) per share	$0.10	n.m.	$(0.08)	n.m.	$0.17	n.m.	$(0.20)	n.m.

Weighted average shares outstanding used in computing diluted pro forma net income (loss) per share	53,541,479	n.m.	40,943,979	n.m.	51,004,790	n.m.	40,234,643	n.m.

Revenues from related parties	$1,131		$1,131		$2,262		$3,904

RECONCILIATION OF PRO FORMA NET INCOME (LOSS) TO GAAP INCOME (LOSS) FROM CONTINUING OPERATIONS
Pro forma net income (loss)	$5,150		$(3,416)		$8,662		$(8,221)
Cost of revenues Amortization of other assets	(522)		(555)		(1,044)		(1,111)
Product development	—		—		—		—
Sales and marketing	—		—		—		—
General and administrative Amortization of other assets	(7)		(8)		(14)		(14)
Transaction costs	21		—		(625)		—

	14		(8)		(639)		(14)
Stock-based compensation	(4)		(23)		(5)		(59)
Impairment of long-lived assets	—		(362)		—		(2,592)
Restructuring costs	—		(440)		—		(440)
Gain on acquisition of joint venture	—		—		6,123		974
Gain on dissolution of joint venture	232		—		232		—
Interest and other income, net	(13)		(145)		(21)		(19)

Income (loss) from continuing operations	$4,857		$(4,949)		$13,308		$(11,482)

ASK JEEVES, INC.
PRO FORMA NET INCOME (LOSS) TO PRO FORMA EBITDA AND GAAP INCOME (LOSS) FROM CONTINUING OPERATIONS

	Three Months Ended				Six Months Ended
	(unaudited)				(unaudited)

	June 30, 2003		June 30, 2002		June 30, 2003		June 30, 2002

	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share

Pro forma net income (loss)	$5,150	$0.10	$(3,416)	$(0.08)	$8,662	$0.17	$(8,221)	$(0.20)
Depreciation	1,780	0.03	1,916	0.05	3,703	0.07	4,216	0.10
Interest and other income, net	(193)	—	(267)	(0.01)	(381)	(0.01)	(580)	(0.01)
Income tax provision	335	0.01	—	—	670	0.01	—	—

Pro forma EBITDA	7,072	0.14	(1,767)	(0.04)	12,654	0.24	(4,585)	(0.11)
Adjustments:
Depreciation	(1,780)	(0.03)	(1,916)	(0.05)	(3,703)	(0.07)	(4,216)	(0.10)
Interest and other income, net	193	—	267	0.01	381	0.01	580	0.01
Income tax provision	(335)	(0.01)	—	—	(670)	(0.01)	—	—
Cost of revenues Amortization of other assets	(522)	(0.01)	(555)	(0.01)	(1,044)	(0.02)	(1,111)	(0.03)
Product development	—	—	—	—	—	—	—	—
Sales and marketing	—	—	—	—	—	—	—	—
General and administrative Amortization of other assets	(7)	—	(8)	—	(14)	—	(14)	—
Transaction costs	21	—	—	—	(625)	(0.01)	—	—

	14	—	(8)	—	(639)	(0.01)	(14)	—
Stock-based compensation	(4)	—	(23)	—	(5)	—	(59)	—
Impairment of long-lived assets	—	—	(362)	(0.01)	—	—	(2,592)	(0.07)
Restructuring costs	—	—	(440)	(0.01)	—	—	(440)	(0.01)
Gain on acquisition of joint venture	—	—	—	—	6,123	0.12	974	0.02
Gain on dissolution of joint venture	232	—	—	—	232	—
Interest and other income, net	(13)	—	(145)	(0.01)	(21)	—	(19)	—

Income (loss) from continuing operations	$4,857		$(4,949)		$13,308		$(11,482)

Weighted average shares outstanding used in computing diluted income (loss) per share	53,541,479	$0.09	40,943,979	$(0.12)	51,004,790	$0.26	40,234,643	$(0.29)

Note: Pro forma EBITDA is defined as pro forma net income (loss) excluding depreciation, interest and other income, and income tax provision.

ASK JEEVES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(unaudited)		(unaudited)

	2003	2002	2003	2002

Revenues:
Web Properties	$25,568	$15,381	$48,282	$28,993
Cost of revenues:
Web Properties	5,486	4,721	11,002	9,124

Gross profit	20,082	10,660	37,280	19,869
Operating expenses:
Product development	3,253	3,184	6,797	7,203
Sales and marketing	7,137	7,404	14,027	14,274
General and administrative	4,908	4,318	9,188	8,318
Stock-based compensation	4	23	5	59
Impairment of long-lived assets	—	362	—	2,592
Restructuring costs	—	440	—	440

Total operating expenses	15,302	15,731	30,017	32,886

Operating income (loss)	4,780	(5,071)	7,263	(13,017)
Gain on acquisition of joint venture	—	—	6,123	974
Gain on dissolution of joint venture	232	—	232	—
Interest and other income/expense, net	180	122	360	561

Income (loss) before income tax provision	5,192	(4,949)	13,978	(11,482)
Income tax provision	335	—	670	—

Income (loss) from continuing operations	4,857	(4,949)	13,308	(11,482)
Loss from discontinued operations	(458)	(3,550)	(1,218)	(7,455)

Net income (loss)	$4,399	$(8,499)	$12,090	$(18,937)

Earnings per Share- Basic
Income (loss) from continuing operations	$0.11	$(0.12)	$0.31	$(0.29)
Loss from discontinued operations	$(0.01)	$(0.09)	$(0.03)	$(0.18)

Net income (loss) per share	$0.10	$(0.21)	$0.28	$(0.47)

Weighted average shares outstanding used in computing basic net income (loss) per share	43,260,912	40,943,979	42,648,742	40,234,643

Earnings per Share- Diluted
Income (loss) from continuing operations	$0.09	$(0.12)	$0.26	$(0.29)
Loss from discontinued operations	$(0.01)	$(0.09)	$(0.02)	$(0.18)

Net income (loss) per share	$0.08	$(0.21)	$0.24	$(0.47)

Weighted average shares outstanding used in computing diluted net income (loss) per share	53,541,479	40,943,979	51,004,790	40,234,643

Revenues from related parties	$1,131	$1,131	$2,262	$3,904

ASK JEEVES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2003	2002

	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$143,018	$27,613
Marketable securities	17,499	5,762
Restricted cash and marketable securities	65	11,065

Total cash, cash equivalents and marketable securities	160,582	44,440
Accounts receivable, net	8,437	7,600
Prepaid expenses and other current assets	2,091	2,272
Current assets from discontinued operations	1,724	2,699

Total current assets	172,834	57,011
Property and equipment, net	10,785	10,922
Intangible assets, net	1,890	2,948
Other long-term assets	4,503	1,295

Total assets	$190,012	$72,176

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$11,574	$8,209
Accrued compensation and related expenses	5,110	3,598
Accrued restructuring costs	1,508	1,892
Deferred revenue	8,412	8,633
Deferred gain on joint venture	—	6,226
Borrowings under line of credit	—	11,000
Current liabilities from discontinued operations	1,959	3,015

Total current liabilities	28,563	42,573
Other liabilities	326	326
Convertible subordinated notes	115,000	—

Total liabilities	143,889	42,899
Commitments and contingencies
Stockholders’ equity	46,123	29,277

Total liabilities and stockholders’ equity	$190,012	$72,176